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                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 26, 1998 with respect to the consolidated financial statements of The Manufactures Life Insurance Company of North America and February 5, 1998 with respect to the financial statements of The Manufactures Life Insurance Company of North America Separate Account A, in Post Effective Amendment No. 5 to the Registration Statement (form N-4 File No. 33-76684) in the Statement of Additional Information of The Manufacturers Life Insurance Company of North America Separate Account A.


                                                              ERNST & YOUNG LLP


Boston Massachusetts
April 27, 1998